EXHIBIT 99.1

EARNINGS RELEASE
For Immediate Release

Analyst Inquiries:                                                      Media Inquiries:
Mike Eliason                                                             Gene Rodriguez Miller
(317) 249-4559                                                           (317) 343-5243
mike.eliason@karauctionservices.com                     gene.rodriguez@karauctionservices.com

KAR Auction Services, Inc. Reports First Quarter 2019 Financial Results
KAR Announces Dividend of $0.35 per Common Share

Carmel, IN, May 7, 2019 — KAR Auction Services, Inc. (NYSE: KAR), today reported its first quarter financial results for the period ended March 31, 2019. For the first quarter of 2019, the company reported revenue of $1,046.8 million as compared with revenue of $950.5 million for the first quarter of 2018, an increase of 10%. Net income for the first quarter of 2019 decreased 14% to $77.8 million, or $0.58 per diluted share, as compared with net income of $90.0 million, or $0.66 per diluted share, in the first quarter of 2018. Adjusted EBITDA for the quarter ended March 31, 2019 increased 1% to $230.8 million, as compared with Adjusted EBITDA of $229.4 million for the quarter ended March 31, 2018. Operating adjusted net income per diluted share decreased 15% to $0.70 for the quarter ended March 31, 2019, as compared with operating adjusted net income per diluted share of $0.82 for the quarter ended March 31, 2018. KAR incurred operating losses of $16.8 million and $11.1 million for the quarters ended March 31, 2019 and 2018, respectively, which were attributable to the rollout of TradeRev.

"Our first quarter results were in line with our budget and expectations," said Jim Hallett, chairman and CEO of KAR Auction Services, Inc. "We are re-affirming our 2019 annual guidance and advancing the proposed spin-off of IAA."

2019 Outlook
KAR Auction Services' previously stated outlook remains unchanged.

(in millions, except per share amounts)	Annual Guidance

Net income	$330.0 - $355.5
Income tax expense	$122.0 - $131.5
Interest expense, net of interest income	$220
Depreciation and amortization	$281
EBITDA	$953.0 - $988.0
Adjusted EBITDA addbacks, net	($18.0)
Adjusted EBITDA	$935 - $970
Capital expenditures	$200
Cash taxes	$135
Cash interest on corporate debt	$139
Effective tax rate	27%
Net income per share	$2.46 - $2.65
Operating adjusted net income per share	$2.90 - $3.09
Weighted average diluted shares	134

Earnings guidance does not contemplate future items such as business development activities, strategic developments (such as restructurings, spin-offs or dispositions of assets or investments), gains/losses associated with step acquisitions, significant expenses related to litigation and changes in applicable laws and regulations (including significant accounting and tax matters). The timing and amounts of these items are highly variable, difficult to predict, and of a potential size that could have a substantial impact on the company’s reported results for any given period. Prospective quantification of these items is generally not practicable. Forward-looking non-GAAP guidance excludes amortization expense associated with acquired intangible assets, as well as one-time charges, net of taxes. See reconciliations of the company's guidance on pages 8 and 9.

Dividend Announcement
The company announced a cash dividend today of $0.35 per share on the company’s common stock. The dividend is payable on June 17, 2019, to stockholders of record as of the close of business on June 3, 2019.

Potential Spin-off of IAA
In February 2018, the company announced that its board of directors had approved a plan to pursue the separation of its salvage auction business, currently operated by IAA, through a spin-off. The company also announced that the separation was subject to customary regulatory approvals, the execution of intercompany agreements between the company and the new salvage auction company, final approval of the board of directors and other customary matters. The company continues to work on and evaluate the spin-off and the options available to the company for maximizing shareholder value. While at this time the company expects to complete the spin-off in June 2019, the company may, at any time and for any reason until the proposed transaction is complete, abandon, modify or change the terms of the spin-off.

It is currently expected that IAA Spinco will have total net debt of approximately 3.5 times Adjusted EBITDA. The actual amount of debt that will be issued by IAA Spinco will be determined at a future date when capital is raised for IAA Spinco. This is subject to approval by the board of directors at the time of the issuance of debt and completion of the spin-off. The total net leverage levels for IAA Spinco and KAR are expected to maintain the current corporate debt rating of BB-/B1 currently held by KAR for both entities. The company expects to provide additional information on the expected dividend policies and the target leverage levels of each enterprise as we get closer to completion of the spin-off. There can be no assurance as to whether or when the spin-off will occur. IAA Spinco filed its initial Registration Statement on Form 10 on June 28, 2018, Amendment No. 1 to its Registration Statement on Form 10 on August 30, 2018, Amendment No. 2 to its Registration Statement on Form 10 on November 20, 2018 and Amendment No. 3 to its Registration Statement on Form 10 on March 5, 2019.

Earnings Conference Call Information
KAR Auction Services, Inc. will be hosting an earnings conference call and webcast on Wednesday, May 8, 2019 at 11:00 a.m. EDT (10:00 a.m. CDT). The call will be hosted by KAR Auction Services, Inc.’s Chief Executive Officer and Chairman of the Board, Jim Hallett, and Executive Vice President and Chief Financial Officer, Eric Loughmiller. The conference call may be accessed by calling 1-844-778-4145 and entering participant passcode 2963875, while the live web cast will be available at the investor relations section of www.karauctionservices.com. Supplemental financial information for KAR Auction Services’ first quarter 2019 results is available at the investor relations section of www.karauctionservices.com under the quarterly results page.

A replay of the call will be available for two weeks via telephone starting approximately 30 minutes after the completion of the call. The replay may be accessed by calling 1-855-859-2056 and entering passcode 2963875. The archive of the web cast will also be available following the call and will be available at the investor relations section of www.karauctionservices.com for a limited time.

About KAR Auction Services
KAR Auction Services (NYSE: KAR) provides sellers and buyers across the global wholesale used vehicle industry with innovative, technology-driven remarketing solutions. KAR’s unique end-to-end platform supports whole car, salvage, financing, logistics and other ancillary and related services, including the sale of approximately 6 million units valued at over $40 billion through our auctions. Our integrated physical, online and mobile marketplaces reduce risk, improve transparency and streamline transactions for customers in more than 130 countries. Headquartered in Carmel, Ind., KAR has more than 18,000 employees across the United States, Canada, Mexico and Europe. For more information go to www.karauctionservices.com. For the latest KAR news follow us on Twitter @KARSpeaks.

Forward Looking Statements
Certain statements contained in this release include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and which are subject to certain risks, trends and uncertainties. In particular, statements made that are not historical facts may be forward-looking statements. Words such as “should,” “may,” “will,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions identify forward-looking statements. Such statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results projected, expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include those matters disclosed in the Company’s Securities and Exchange Commission filings. The Company does not undertake any obligation to update any forward-looking statements.

KAR Auction Services, Inc.
Condensed Consolidated Statements of Income
(In millions) (Unaudited)

	Three Months Ended March 31,
	2019	2018
Operating revenues
ADESA Auction Services	$599.7	$528.1
IAA Salvage Services	357.2	337.3
AFC	89.9	85.1
Total operating revenues	1,046.8	950.5

Operating expenses
Cost of services (exclusive of depreciation and amortization)	612.3	535.0
Selling, general and administrative	207.6	187.4
Depreciation and amortization	66.1	70.3
Total operating expenses	886.0	792.7

Operating profit	160.8	157.8

Interest expense	56.9	41.5
Other income, net	(2.0)	(0.1)

Income before income taxes	105.9	116.4

Income taxes	28.1	26.4

Net income	$77.8	$90.0

Net income per share
Basic	$0.58	$0.67
Diluted	$0.58	$0.66

Dividends declared per common share	$0.35	$0.35

KAR Auction Services, Inc.
Condensed Consolidated Balance Sheets
(In millions) (Unaudited)

	March 31, 2019	December 31, 2018
Cash and cash equivalents	$265.6	$337.1
Restricted cash	24.3	27.6
Trade receivables, net of allowances	962.5	765.6
Finance receivables, net of allowances	1,974.8	2,000.8
Other current assets	233.0	183.1
Total current assets	3,460.2	3,314.2

Goodwill	2,374.0	2,213.7
Customer relationships, net of accumulated amortization	311.7	302.3
Intangible and other assets	407.4	399.8
Operating lease right-of-use assets	942.5	—
Property and equipment, net of accumulated depreciation	828.3	976.2
Total assets	$8,324.1	$7,206.2

Current liabilities, excluding obligations collateralized by finance receivables and current maturities of debt	$1,458.7	$1,166.4
Obligations collateralized by finance receivables	1,360.6	1,445.3
Current maturities of debt	126.3	13.1
Total current liabilities	2,945.6	2,624.8

Long-term debt	2,650.9	2,654.3
Operating lease liabilities	919.7	—
Other non-current liabilities	305.4	462.9
Stockholders’ equity	1,502.5	1,464.2
Total liabilities and stockholders’ equity	$8,324.1	$7,206.2

KAR Auction Services, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions) (Unaudited)

	Three Months Ended March 31,
	2019	2018
Operating activities
Net income	$77.8	$90.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	66.1	70.3
Provision for credit losses	10.3	9.6
Deferred income taxes	3.4	2.4
Amortization of debt issuance costs	2.6	2.7
Stock-based compensation	7.4	6.4
Loss (gain) on disposal of fixed assets	0.1	(0.1)
Other non-cash, net	4.2	(4.4)
Changes in operating assets and liabilities, net of acquisitions:
Trade receivables and other assets	(214.4)	(249.9)
Accounts payable and accrued expenses	136.2	225.3
Net cash provided by operating activities	93.7	152.3
Investing activities
Net decrease (increase) in finance receivables held for investment	18.6	(29.6)
Acquisition of businesses (net of cash acquired)	(120.7)	(23.3)
Purchases of property, equipment and computer software	(54.0)	(38.7)
Proceeds from the sale of property and equipment	0.1	0.1
Net cash used by investing activities	(156.0)	(91.5)
Financing activities
Net increase in book overdrafts	38.4	23.1
Net increase in borrowings from lines of credit	108.8	—
Net decrease in obligations collateralized by finance receivables	(88.5)	(3.0)
Payments on long-term debt	(10.7)	—
Payments on capital leases	(10.3)	(7.8)
Payments of contingent consideration and deferred acquisition costs	—	(3.0)
Issuance of common stock under stock plans	0.7	5.6
Tax withholding payments for vested RSUs	(10.2)	(9.7)
Dividends paid to stockholders	(46.5)	(47.0)
Net cash used by financing activities	(18.3)	(41.8)
Effect of exchange rate changes on cash	5.8	(4.2)
Net (decrease) increase in cash, cash equivalents and restricted cash	(74.8)	14.8
Cash, cash equivalents and restricted cash at beginning of period	364.7	336.6
Cash, cash equivalents and restricted cash at end of period	$289.9	$351.4
Cash paid for interest, net of proceeds from interest rate caps	$35.7	$29.8
Cash paid for taxes, net of refunds	$29.3	$28.6

KAR Auction Services, Inc.
Reconciliation of Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA, operating adjusted net income and operating adjusted net income per share as presented herein are supplemental measures of our performance that are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). They are not measurements of our financial performance under GAAP and should not be considered as substitutes for net income (loss) or any other performance measures derived in accordance with GAAP. Management believes that these measures provide investors additional meaningful methods to evaluate certain aspects of the company’s results period over period and for the other reasons set forth below.

EBITDA is defined as net income (loss), plus interest expense net of interest income, income tax provision (benefit), depreciation and amortization. Adjusted EBITDA is EBITDA adjusted for the items of income and expense and expected incremental revenue and cost savings as described in our senior secured credit agreement covenant calculations. Management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA is appropriate to provide additional information to investors about one of the principal measures of performance used by our creditors. In addition, management uses EBITDA and Adjusted EBITDA to evaluate our performance.

Depreciation expense for property and equipment and amortization expense of capitalized internally developed software costs relate to ongoing capital expenditures; however, amortization expense associated with acquired intangible assets, such as customer relationships, software, tradenames and noncompete agreements are not representative of ongoing capital expenditures, but have a continuing effect on our reported results. Non-GAAP financial measures of operating adjusted net income and operating adjusted net income per share, in the opinion of the company, provide comparability of the company's performance to other companies that may not have incurred these types of non-cash expenses or that report a similar measure. In addition, operating adjusted net income and operating adjusted net income per share may include adjustments for certain other charges.

EBITDA, Adjusted EBITDA, operating adjusted net income and operating adjusted net income per share have limitations as analytical tools, and should not be considered in isolation or as a substitute for analysis of the results as reported under GAAP. These measures may not be comparable to similarly titled measures reported by other companies.

The following table reconciles EBITDA and Adjusted EBITDA to net income for the periods presented:

	Three Months Ended March 31,
(in millions), (unaudited)	2019	2018

Net income	$77.8	$90.0
Add back:
Income taxes	28.1	26.4
Interest expense, net of interest income	56.3	41.3
Depreciation and amortization	66.1	70.3
EBITDA	228.3	228.0
Non-cash stock-based compensation	7.7	6.7
Acquisition related costs	3.9	2.2
Securitization interest	(14.8)	(11.4)
Severance	3.9	1.5
IAA separation costs	0.8	1.1
Foreign currency gains/losses	(0.5)	—
Other	1.5	1.3
Total addbacks	2.5	1.4
Adjusted EBITDA	$230.8	$229.4

The following table reconciles operating adjusted net income and operating adjusted net income per share to net income and net income per share for the periods presented:

	Three Months Ended March 31,
(in millions, except per share amounts), (unaudited)	2019	2018

Net income	$77.8	$90.0
Acquired amortization expense	21.2	26.9
IAA separation costs	0.8	1.1
Income taxes (1)	(5.8)	(6.3)
Operating adjusted net income	$94.0	$111.7

Net income per share – diluted	$0.58	$0.66
Acquired amortization expense	0.16	0.20
IAA separation costs	—	0.01
Income taxes	(0.04)	(0.05)
Operating adjusted net income per share – diluted	$0.70	$0.82

Weighted average diluted shares	133.8	135.8

(1)	The effective tax rate at the end of each period presented was used to determine the amount of income tax benefit on the adjustments to net income.

The following table reconciles EBITDA and Adjusted EBITDA to net income for the 2019 guidance presented:

	2019 Outlook
(in millions), (unaudited)	Low	High

Net income	$330.0	$355.5
Add back:
Income tax expense	122.0	131.5
Interest expense, net of interest income	220.0	220.0
Depreciation and amortization	281.0	281.0
EBITDA	953.0	988.0
Total addbacks, net	(18.0)	(18.0)
Adjusted EBITDA	$935.0	$970.0

The following table reconciles operating adjusted net income and operating adjusted net income per share to net income and net income per share for the 2019 guidance presented:

	2019 Outlook
(in millions, except per share amounts), (unaudited)	Low	High

Net income	$330.0	$355.5
Acquired amortization expense	80.0	80.0
Income taxes	(21.6)	(21.6)
Operating adjusted net income	$388.4	$413.9

Net income per share – diluted	$2.46	$2.65
Acquired amortization expense	0.60	0.60
Income taxes	(0.16)	(0.16)
Operating adjusted net income per share – diluted	$2.90	$3.09

Weighted average diluted shares	134	134